As filed with the Securities and Exchange Commission on November __, 2008

Registration No. 333-137829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

ON

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CapSource Financial, Inc.

(Exact Name of Registrant as Specified in Its charter)

Colorado	7350	84-1334453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

2305 Canyon Boulevard, Suite 103

Boulder, Colorado 80302

(303) 245-0515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred Boethling, President
CapSource Financial, Inc.
2305 Canyon Boulevard, Ste 103
Boulder, Colorado 80302
(303) 245-0515
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: David B. Dean, Esq. Jen Randolph Reise, Esq. Briggs and Morgan, P.A. 2200 IDS Center Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on October 5, 2006.

EXPLANATORY NOTE

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form SB-2, Registration No. 333-137829 (the “Registration Statement”), for the registration of the resale of up to 18,086,265 shares of our common stock by certain shareholders and/or holders of warrants to purchase our common stock. Based on the reports of our selling shareholders, we believe that 55,000 shares of our common stock were sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (“Post-Effective Amendment No. 2”) is being filed to terminate the Registration Statement and deregister the shares of our common stock, including warrants to purchase shares of our common stock, that were registered under the Registration Statement which remain unsold as of the date hereof, which we believe after reasonable inquiry to be 18,031,265 shares of our common stock. No securities shall remain available for sale pursuant to this Registration Statement, effective as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and authorized this Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form SB-2 on Form S-1 to be signed on its behalf by the undersigned in the City of Boulder, State of Colorado, on November 17, 2008.

CAPSOURCE FINANCIAL, INC.

By:	/s/ Fred Boethling
Fred Boethling President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Fred Boethling	President, Chief Executive Officer and Director (Principal Executive Officer)	November 17, 2008
Fred Boethling

	/s/ Alejandro Sanchez	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	November 17, 2008
Alejandro Sanchez

	*	Chairperson of the Board of Directors
Randolph M. Pentel

	/s/ Steven E. Reichert	Vice President, General Counsel and Director	November 17, 2008
Steven E. Reichert

	*	Director
Lynch Grattan

*By:	/s/ Fred Boethling		November 17, 2008
Fred Boethling Attorney-in-Fact